POWER OF ATTORNEY
AND
CONFIRMING STATEMENT

       KNOW ALL PERSONS BY THESE PRESENTS, that Robert J. Brehl, whose signature appears below, designates, appoints, and constitutes, and hereby confirms the designation, appointment and constitution of, each of T. Richard Riney and Kristen M. Benson as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, for the sole and limited purpose to execute and file on his behalf all Forms 3, 4 and 5 (including any amendments thereto) that he may be required to file with the U.S. Securities and Exchange Commission and the New York Stock Exchange as a result of his direct or indirect ownership of, or transactions in, securities of Ventas, Inc. and its subsidiary companies.  The undersigned hereby further grants unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to effectuate said execution and filing, fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue of the power and authority granted hereunder to each attorney-in-fact.  The authority of T. Richard Riney and Kristen M. Benson under this Power of Attorney and Confirming Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned’s direct or indirect ownership of or transactions in securities of Ventas, Inc. and its subsidiary companies unless earlier revoked in writing.  The undersigned acknowledges that T. Richard Riney and Kristen M. Benson are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934, as amended.

Date:	Signed:	/s/Robert J. Brehl
	Printed Name:	Robert J. Brehl

STATE OF KENTUCKY	)
)ss
COUNTY OF JEFFERSON	)

           SUBSCRIBED AND SWORN to before me by Robert J. Brehl, Controller and Chief Accounting Officer of Ventas, Inc. this 6th day of December, 2005.

           My commission expires: 12/10/06.

                                                                                                             /s/Julie Truax
                                                                                                             Notary Public